Quantum Reports Fiscal Second Quarter 2027 Financial Results

CENTENNIAL, Colo. — Nov. 9, 2026 — Quantum Corporation (Nasdaq: QMCO) ("Quantum" or the "Company"), today announced financial results for its fiscal second quarter of 2027 ended September 30, 2026.

Fiscal Second Quarter 2027 Financial Summary
•Revenue increased sequentially and 42.9% year-over-year to $89.6 million, with strong customer demand also contributing to record order backlog
•Gross margin expanded to 41.0%, increasing 170 basis points sequentially and 340 basis points year-over-year
•GAAP operating expenses were $29.9 million; non-GAAP adjusted operating expenses were $26.9 million
•GAAP net loss was $44.8 million, or ($1.14) per share, which included a $51.6 million non-cash adjustment from the change in fair value of warrant liabilities
•Non-GAAP adjusted net income increased to $9.8 million, or $0.25 per share
•Non-GAAP adjusted EBITDA was $11.1 million

“This quarter marked our fourth consecutive quarter of sequential revenue growth and our second quarter of non-GAAP profitability. These results underscore the meaningful progress we have made over the past year in strengthening execution, improving our financial position, and positioning Quantum for sustainable growth,” commented Hugues Meyrath, Chief Executive Officer of Quantum. “Revenue grew 42.9% year-over-year and 11% sequentially to more than $89.6 million, driven by strong demand across our secondary storage portfolio. We ended the quarter with a record backlog of nearly $100 million, and we also secured one of the most significant purchase orders in the Company’s history — a major hyperscale deployment of our Scalar i7 Raptor following a multi-year evaluation in which reliability, density, and infrastructure efficiency were key differentiators. Additionally, we closed the largest ActiveScale Cold Storage order in company history, nearly doubling the number of core transactions above $500,000.”

“Tape remained our most consistent growth driver with hyperscale demand increasing more than 2.6 times year-over-year as customers recognize tape’s strategic role in addressing AI-driven infrastructure strain. Although supply constraints continue to affect shipment timing in certain areas, our ability to secure disk drives has improved, enabling us to fulfill previously delayed orders as demand remains ahead of available supply. With the recent introduction of Quantum Autonomous Data Management (ADM), which combines intelligence with action and is tightly integrated with ActiveScale and our tape portfolio, we are helping customers optimize data placement based on value, risk, and cost. Combined with expanding opportunities across hyperscale, enterprise, government, and critical-infrastructure customers, we are well positioned to capitalize on accelerating data growth driven by AI, analytics, compliance, and cyber-resilience requirements.”

Fiscal Second Quarter 2027 vs. Prior Year Fiscal Quarter
Revenue for the fiscal second quarter of 2027 was $89.6 million, compared to $62.7 million in the prior year second quarter, an increase of 42.9%. GAAP gross profit in the fiscal second quarter of 2027 was $36.7 million, or 41.0% of revenue, compared to $23.6 million, or 37.6% of revenue, in the fiscal second quarter of 2026.

Total GAAP operating expenses in the fiscal second quarter of 2027 were $29.9 million, or 33.4% of revenue, compared to $31.7 million, or 50.6% of revenue, in the prior year. Total operating expenses on a non-GAAP basis for the fiscal second quarter of 2027 were $26.9 million, compared to $24.8 million in the fiscal second quarter of 2026.

GAAP net loss in the fiscal second quarter of 2027 was $44.8 million, or $(1.14) per share, compared to a net loss of $46.5 million, or $(3.49) per share, in the fiscal second quarter of 2026. The second quarter net loss includes a charge of $51.6 million related to our outstanding warrants.

Excluding the change in fair value of warrant liabilities, special project costs, and stock-based compensation, non-GAAP adjusted net income in the fiscal second quarter of 2027 was $9.8 million, or $0.25 per share, compared to adjusted net loss of $7.1 million, or ($0.54) per share, in the prior year second quarter.

Non-GAAP adjusted EBITDA in the fiscal second quarter of 2027 was a positive $11.1 million, compared to positive $0.5 million in the fiscal second quarter of 2026.

For a reconciliation of GAAP to non-GAAP financial results, please see the financial reconciliation tables below.

Liquidity and Debt (as of September 30, 2026)
•Cash, cash equivalents and restricted cash were $67.5 million, compared to $16.2 million as of the fiscal year ended March 31, 2026.
•The Company had no outstanding debt at quarter-end and incurred no interest expense during the fiscal second quarter, compared to outstanding term loan debt, excluding debt issuance costs, of $55.9 million, and $2.9 million of interest expense in the fiscal fourth quarter of 2026.

Business Outlook
Fiscal third quarter 2027 guidance is as follows:
•Revenue of $91.0 million, plus or minus $2 million
•Non-GAAP adjusted operating expenses of $28 million, plus or minus $1 million
•Non-GAAP adjusted basic net income per share of $0.20, plus or minus $0.10
•Non-GAAP adjusted EBITDA of $9.1 million, plus or minus $1 million

This assumes an effective annual tax rate of 3%; non-GAAP adjusted net income per share assumes an average basic share count of approximately 39.5 million in the fiscal third quarter of 2027.

The Company cannot reconcile its non-GAAP guidance to the most directly comparable GAAP measures without unreasonable efforts because it cannot reliably predict warrant fair value changes, which depend on its future stock price, or the timing and amount of restructuring charges, special project costs and stock-based compensation expense. These items could materially affect GAAP results.

Conference Call and Webcast
Management will host a live conference call today at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 1-866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13763363. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at www.investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available for 7 days. To access the replay dial 1-877-660-6853 and enter the conference ID 13763363 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website at www.quantum.com for at least 90 days.

About Quantum
Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data. For more information, visit www.quantum.com.

Quantum is listed on Nasdaq (QMCO). Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information
The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results, including for the third fiscal quarter of 2027; expectations regarding supply constraints and the impact thereof; expectations regarding our pipeline and backlog; expectations regarding market demand for our products and integrated platform solutions; and our focus, goals, momentum, opportunities and strategy.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the impact of macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; our dependence on a limited number of large customers, including hyperscale customers, and the timing of their orders; risks associated with executing our strategy; the timing, execution and realization of anticipated benefits from our cost reduction and restructuring initiatives; the effective distribution of our products and delivery of our services; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; fluctuations in the fair value of our warrant liabilities, which may materially affect our GAAP results; the outcome of any legal proceedings, claims and disputes; risks related to our ability to implement and maintain effective internal control over financial reporting in the future; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K filed with the SEC on June 25, 2026, and any subsequent reports filed with the SEC, including our Quarterly Reports on Form 10-Q. In addition, backlog is not necessarily indicative of future revenue or operating results as orders included in backlog may be delayed, modified, reduced or canceled and the timing of shipment, acceptance, installation or revenue recognition may differ from our current expectations. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contacts:	Media Contact:
Shelton Group	Matter Communications
Leanne K. Sievers | Brett L. Perry	Sara Beth Fahey
E: sheltonir@sheltongroup.com	E: quantum@matternow.com P: 401-351-9507

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	September 30, 2026	March 31, 2026
Assets
Current assets:
Cash and cash equivalents	$67,416	$15,572
Restricted cash	79	662
Accounts receivable, net of allowance for credit losses of $3,733 and $3,234, respectively	70,725	69,650
Inventories, net	21,907	16,103
Prepaid expenses	4,739	2,431
Other current assets	8,279	8,068
Total current assets	173,145	112,486

Property and equipment, net	8,675	9,284
Goodwill	12,969	12,969
Right-of-use assets, net	7,075	7,416
Other long-term assets	13,336	14,737
Total assets	$215,200	$156,892
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$36,419	$29,342
Accrued compensation	11,100	12,428
Deferred revenue, current portion	75,156	75,654
Term debt	—	54,811
Warrant liabilities	83,255	14,105
Other current liabilities	18,651	19,457
Total current liabilities	224,581	205,797
Deferred revenue, net of current portion	42,300	39,030
Convertible note	—	90,034
Operating lease liabilities	7,799	8,172
Other long-term liabilities	12,734	12,716
Total liabilities	287,414	355,749
Commitments and contingencies
Stockholders’ deficit
Preferred stock:
Preferred stock, 20,000 shares authorized; no shares issued as of September 30, 2026 and March 31, 2026, respectively	—	—
Common stock:
Common stock, $0.01 par value; 225,000 shares authorized; 39,541 and 14,638 shares issued and outstanding at September 30, 2026 and March 31, 2026, respectively	395	146
Additional paid-in capital	1,172,297	853,974
Accumulated deficit	(1,243,660)	(1,043,517)
Accumulated other comprehensive loss	(1,246)	(9,460)
Total stockholders' deficit	(72,214)	(198,857)
Total liabilities and stockholders' deficit	$215,200	$156,892

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Revenue
Product	$62,584	$35,368	$116,456	$72,905
Service and subscription	25,011	25,620	49,680	50,563
Royalty	2,030	1,727	4,293	3,534
Total revenue	89,625	62,715	170,429	127,002
Cost of revenue
Product	42,137	28,748	81,861	59,493
Service and subscription	10,762	10,415	20,122	21,243
Total cost of revenue	52,899	39,163	101,983	80,736
Gross profit	36,726	23,552	68,446	46,266
Operating expenses
Sales and marketing	12,168	11,819	23,196	24,474
General and administrative	11,126	11,006	20,734	24,576
Research and development	6,360	5,692	12,383	12,353
Restructuring charges	292	3,193	315	5,616
Total operating expenses	29,946	31,710	56,628	67,019
Income (loss) from operations	6,780	(8,158)	11,818	(20,753)
Other income (expense), net	80	(185)	292	(616)
Interest expense	—	(6,227)	(2,097)	(12,743)
Change in fair value of warrant liabilities	(51,565)	1,525	(67,870)	1,525
Change in fair value of convertible note	—	—	(129,715)	—
Loss on debt extinguishment, net	—	(33,254)	(11,716)	(30,695)
Loss before income taxes	(44,705)	(46,299)	(199,288)	(63,282)
Income tax provision	145	157	855	380
Net loss	$(44,850)	$(46,456)	$(200,143)	$(63,662)

Net loss per share - basic and diluted	$(1.14)	$(3.49)	$(6.51)	$(5.65)
Weighted average shares - basic and diluted	39,438	13,322	30,760	11,266

Net loss	$(44,850)	$(46,456)	$(200,143)	$(63,662)
Reclassification of loss on convertible note to loss on debt extinguishment	—	—	8,444	—
Foreign currency translation adjustments, net	(154)	(62)	(230)	660
Total comprehensive loss	$(45,004)	$(46,518)	$(191,929)	$(63,002)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Six Months Ended September 30,
	2026	2025
Operating activities
Net loss	$(200,143)	$(63,662)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,311	1,857
Amortization of debt issuance costs	530	3,998
Non-cash lease expense	514	697
Paid-in-kind interest	924	3,579
Provision for manufacturing and service inventories	713	3,633
Stock-based compensation	1,583	(205)
Warrants issued in connection with debt amendments	1,280	25,420
Change in fair value of warrant liabilities	67,870	(1,525)
Change in fair value of convertible note	129,715	—
Non-cash loss on debt extinguishment	8,372	5,275
Other non-cash	289	1,936
Changes in assets and liabilities:
Accounts receivable	(1,613)	8,429
Inventories	(6,517)	(150)
Accounts payable	6,986	(7,794)
Prepaid expenses	(2,309)	(1,786)
Operating lease liabilities	(464)	(587)
Deferred revenue	2,773	(12,021)
Accrued restructuring charges	(537)	69
Accrued compensation	(791)	(393)
Other assets	220	2,162
Other liabilities	2,610	(1,421)
Net cash provided by (used in) operating activities	14,316	(32,489)
Investing activities
Purchases of property and equipment	(643)	(1,606)
Net cash used in investing activities	(643)	(1,606)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	—	(6,317)
Repayment of long-term debt, net	(56,830)	(909)
Borrowings of credit facility	—	71,625
Repayments of credit facility and payment of amendment fees	—	(98,682)
Proceeds from shares related to the SEPA, net	—	66,993
Proceeds from issuance of common stock, net	143	81
Proceeds from shares issued related to private placement, net	94,275	—
Net cash provided by financing activities	37,588	32,791
Effect of exchange rate changes on cash and cash equivalents	—	30
Net change in cash, cash equivalents, and restricted cash	51,261	(1,274)
Cash, cash equivalents, and restricted cash at beginning of period	16,234	16,603
Cash, cash equivalents, and restricted cash at end of period	$67,495	$15,329
Supplemental disclosure of cash flow information
Cash paid for interest	$—	$4,591
Cash paid for income taxes, net of refunds	$379	$327
Non-cash investing and financing transactions:
Purchases of property and equipment included in accounts payable	$190	$117
Right-of-use assets obtained in exchange for new lease liabilities	$65	$9
Warrants issued in connection with debt amendments	$1,280	$25,420
Common stock issued upon conversion of convertible note (14,104,620 shares)	$222,571	$—

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same such amounts shown in the condensed consolidated statements of cash flows:
Cash and cash equivalents	$67,416	$14,670
Restricted cash	79	659
Total cash, cash equivalents and restricted cash at the end of period	$67,495	$15,329

NON-GAAP FINANCIAL MEASURES
To provide investors with additional information regarding our financial results, we have presented certain non-GAAP financial measures in this press release, including non-GAAP adjusted operating expenses, non-GAAP adjusted EBITDA, non-GAAP adjusted net income (loss) and non-GAAP adjusted net income (loss) per share.

Non-GAAP adjusted operating expenses is a non-GAAP financial measure defined by us as GAAP operating expenses with stock-based compensation expense, restructuring charges, amortization of acquisition related intangible assets and other special project costs removed. Non-GAAP adjusted EBITDA is defined by us as GAAP net income (loss) excluding interest expense, net, provision for income taxes, depreciation expense, amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring charges, (gain) loss on debt extinguishment, change in fair value of warrant liabilities, change in fair value of convertible note and other special project costs. Non-GAAP adjusted net income (loss) is defined by us as GAAP net income (loss) excluding the same items, other than interest expense, net, provision for income taxes and depreciation expense, and non-GAAP adjusted net income (loss) per share is non-GAAP adjusted net income (loss) divided by weighted average shares outstanding.

We have provided below reconciliations of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure. Management uses these non-GAAP financial measures to evaluate operating performance and prepare internal budgets and forecasts. We believe that the exclusion of the amounts eliminated in this calculation can provide a useful measure for period-to-period comparisons of our core business performance. Accordingly, we believe that the use of non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP.

Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider non-GAAP adjusted operating expenses, non-GAAP adjusted EBITDA, non-GAAP adjusted net income (loss) and non-GAAP adjusted net income (loss) per share, along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

Non-GAAP adjusted EBITDA

	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands)	2026	2025	2026	2025
GAAP net loss	$(44,850)	$(46,456)	$(200,143)	$(63,662)
Interest expense, net	—	6,227	2,097	12,743
Provision for income taxes	145	157	855	380
Depreciation expense	1,141	1,246	2,311	2,524
Amortization of acquisition-related intangible assets	—	51	—	281
Stock-based compensation expense	835	289	1,583	(240)
Restructuring charges	292	3,520	315	6,052
(Gain) loss on debt extinguishment	—	33,254	11,716	30,695
Change in fair value of warrant liabilities	51,565	(1,525)	67,870	(1,525)
Change in fair value of convertible note	—	—	129,715	—
Other special projects	1,952	3,729	2,732	6,741
Adjusted EBITDA	$11,080	$492	$19,051	$(6,011)

Non-GAAP adjusted net income (loss) and net income (loss) per share

	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands)	2026	2025	2026	2025
GAAP net loss	$(44,850)	$(46,456)	$(200,143)	$(63,662)
Amortization of acquisition-related intangible assets	—	51	—	281
Stock-based compensation expense	835	289	1,583	(240)
Restructuring charges	292	3,520	315	6,052
(Gain) loss on debt extinguishment	—	33,254	11,716	30,695
Change in fair value of warrant liabilities	51,565	(1,525)	67,870	(1,525)
Change in fair value of convertible note	—	—	129,715	—
Other special projects	1,952	3,729	2,732	6,741
Non-GAAP adjusted net income (loss)	$9,794	$(7,138)	$13,788	$(21,658)

Non-GAAP adjusted net income (loss) per share – basic and diluted	$0.25	$(0.54)	$0.45	$(1.92)
Weighted average shares – basic and diluted	39,438	13,322	30,760	11,266

Non-GAAP operating expenses

	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands)	2026	2025	2026	2025
GAAP operating expenses	$29,946	$31,710	$56,628	$67,019
Less:
Amortization of acquisition-related intangible assets	—	51	—	281
Stock-based compensation expense	809	254	1,549	(254)
Restructuring charges	292	3,520	315	6,052
Other special projects	1,952	3,116	2,732	6,127
Non-GAAP operating expenses	$26,893	$24,769	$52,032	$54,813